Exhibit 10.3
AMENDMENT NO. 1
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Amended and Restated Employment Agreement, dated February 11, 2022, by and between Ascend Wellness Holdings, Inc., a Delaware corporation (the “Company”), and Francis Perullo (“Executive”) (the “Amended and Restated Employment Agreement”), is made as of May 8, 2023.
W I T N E S S E T H.
WHEREAS, the Company and the Executive are parties to the Amended and Restated Employment Agreement; and
WHEREAS, the parties hereto desire to amend the Amended and Restated Employment Agreement as set forth herein, effective as of September 15, 2023.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.The Amended and Restated Employment Agreement is hereby amended as follows:
a)Section 1 of the Amended and Restated Employment Agreement is hereby amended by deleting Section 1 in its entirety and replacing Section 1 with the following: “Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and the Executive hereby accepts, continued employment as Strategic Advisor of the Company.”
b)Section 3(a) of the Amended and Restated Employment Agreement is hereby amended by deleting Section 3(a) in its entirety and replacing Section 3(a) with the following: “During the term hereof, the Executive shall serve the Company as Strategic Advisor, reporting directly to the Executive Chair and/or Chairman of the Board of Directors of the Company (the “Board”).”
c)Section 3(b) of the Amended and Restated Employment Agreement is hereby amended by deleting Section 3(b) in its entirety and replacing Section 3(b) with the following: “During the term hereof, the Executive shall be employed by the Company on a full-time and diligent basis and shall perform such duties and responsibilities on behalf of the Company as set forth on Exhibit B attached hereto and made a part hereof or as otherwise directed by the Board.”
d)The first sentence of Section 3(c) of the Amended and Restated Employment Agreement is hereby amended by deleting and replacing the first sentence of Section 3(c) with the following: [“During the term hereof, for so long as the Executive is employed as the Company’s Strategic Advisor, the Company will nominate the Executive for re-election to the Board and the Executive shall serve in such other officer and/or director positions with any affiliate of the Company (for no additional compensation) as may be determined by the Board (excluding the Executive) from time to time.”]

e)Section 5(f)(iii) of the Amended and Restated Employment Agreement is hereby amended by deleting Section 5(f)(iii) and replacing Section 5(f)(iii) with the following: [“any failure by the Company to nominate the Executive for re-election to the Board and to use its best efforts to have the Executive re-elected (other than as a result of a Change of Control Event, which shall be governed by this Section 5(f)(v)), or any change in the Executive’s title as Strategic Advisor of the Company;”]
f)Section 5(f)(v) of the Amended and Restated Employment Agreement is hereby amended by deleting and replacing Section 5(f)(v) with the following: “in the event of a Change of Control Event, any failure by the acquirer to (a) make an offer of employment to the Executive for a base salary, target bonus and maximum bonus opportunity amounts that are substantially comparable in the aggregate to the Executive’s Base Salary and Annual Bonus (taking into consideration both the Target Bonus and the Maximum Annual Bonus) each as of immediately prior to such sale, (b) nominate the Executive for election to the Board of the acquirer, (c) offer the Executive a position with duties, responsibilities and authority that are materially comparable to the Executive’s duties, responsibilities and authority as Strategic Advisor of the Company (disregarding any duties, responsibilities and authority the Executive had as a member of the Board or as an officer or director of any affiliate of the Company) as of immediately prior to such sale.”
2.Except as specifically set forth herein, the Amended and Restated Employment Agreement and all of its terms and conditions remain in full force and effect, and the Amended and Restated Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Amended and Restated Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Amended and Restated Employment Agreement as amended by this Amendment.
3.Executive hereby releases any and all claims and potential claims, known and unknown, against the Company and the other Releasees (as defined below) that are releasable by law, which arose on or before the effective date of this Amendment and are directly related to Executive’s appointment to the role of Strategic Advisor, the Executive’s resignation as the Company’s President and Interim Co-Chief Executive Officer, and the entry into this Amendment. This limited release is made by Executive for and on behalf of himself and his family, dependents, heirs, executors, administrators and assigns, and Executive hereby releases the Company and its respective predecessors, successors, and all their past, present or future assigns, parents, subsidiaries, affiliates, insurers, and affiliated entities, together with their respective current and former officers, directors, shareholders, fiduciaries, administrators, trustees, agents, employees, and/or representatives, and their respective predecessors, successors and assigns, heirs, executors, administrators, and any and all other affiliated persons or entities, which may have an interest by or through them (collectively “Releasees”), both jointly and individually, from any and all claims, actions, arbitrations, and lawsuits of any kind relating directly to the limited subject matter of this limited release in Section 3. For the avoidance of doubt, the parties agree that entry into this Amendment does not constitute “Good Reason” as such term is defined in the Amended and Restated Employment Agreement.
4.Except as set forth in Section 3 hereinabove, neither party waives any claims, demands, causes of actions, fees, damages, liabilities and expenses (including attorneys' fees) of any kind whatsoever, whether known or unknown, that such party has ever had or might have against the other party, including, but not limited to, those that directly or indirectly arise out of, relate to, or are connected with, the Amended and Restated Employment Agreement or this Amendment.
5.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument.
6.This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Amended and Restated Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.
[remainder of page intentionally left blank; signature page follows]

SIGNATURE PAGE TO AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ASCEND WELLNESS HOLDINGS, INC.

By:	/s/ Abner Kurtin
Name:	Abner Kurtin
Title:	Executive Chairman
Date:	May 9, 2023

EXECUTIVE

By:	/s/ Francis Perullo
Name:	Francis Perullo

EXHIBIT B
The Executive shall perform the following duties and responsibilities on behalf of the Company:
•Attend monthly management meetings;
•Attend meetings and travel as needed to help transition John Hartmann into CEO role;
•Attend meetings and discussions regarding complex regulatory matters in current and future markets;
•Attend meetings and discussions regarding license expansion;
•Represent the Company at industry trade meetings and events related to cannabis matters, legalization efforts, regulatory matters and partnerships;
•Shall be available to the Company for matters related to organized labor;
•Shall be available to the Chief Executive Officer on an as needed basis;
The Executive shall have no day-to-day operating role in the Company’s operations unless otherwise directed by the Chairman of the Board.
The Executive shall be responsive to the company as needed to transition all duties and responsibilities related to licenses for regulatory bodies both state and local.
5